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                                                                     EXHIBIT 5.1

                      CURTIS, MALLET-PREVOST, COLT & MOSLE
                                101 PARK AVENUE
                         NEW YORK, NEW YORK 10178-0061

                                                                   July 22, 1996

The DII Group, Inc.
6273 Monarch Park Place

Niwot, CO 80503


Ladies and Gentlemen:


     We have acted as special counsel for The DII Group, Inc., a Delaware corporation (the "Company"), with respect to the proposed registration by the Company of up to 3,689,356 shares of the Company's Common Stock, $0.01 par value per share (the "Shares"), to be issued in connection with the proposed merger of DII Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub") with and into Orbit Semiconductor, Inc., a Delaware corporation ("Orbit"), pursuant to the terms of the Agreement and Plan of Merger, dated as of June 9, 1996 (the "Merger Agreement"), by and among the Company, Merger Sub and Orbit, covered by a Registration Statement on Form S-4 (Registration No. 333-6789, hereinafter the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").


     In connection herewith, we have examined the Restated Certificate of Incorporation, the Restated By-laws and minute books of the Company, the Registration Statement and all exhibits thereto, including the Merger Agreement, and such other documents as we have considered necessary.


     In rendering this opinion, we have assumed, without any independent investigation or verification of any kind, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic or facsimile copies.


     Based upon such examination, it is our opinion that:

     The Shares, when issued pursuant to the terms of the Merger Agreement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the reference to our name in the Registration Statement and in the related Joint Proxy Statement/Prospectus under the caption "Legal Matters" and to the use of the foregoing opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

     We are giving this opinion to the Company, and no person other than the Company may rely upon it.

                                          Very truly yours,


                                          /s/ CURTIS, MALLET-PREVOST,


                                                COLT & MOSLE